EXHIBIT 5.1






                                          September 2, 1994




Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, New York  14226-0810

                        Re:   Mark IV Industries, Inc.
                              Registration Statement on Form S-8

Gentlemen:

      We have acted as counsel for Mark IV Industries, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing of a registration statement of the Corporation on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 1,653,750 shares of its common stock, par value $.01 per share (the "Shares") to be issued pursuant to the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan, as amended and restated effective March 30, 1994 (the "Plan").

      We have examined copies of the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, and the minutes of various meetings of the Board of Directors of the Corporation. We have examined the Registration Statement, the Plan and the original or reproduced or certified copies of such records of the Corporation, certificates of public officials, certificates of officers and representatives of the Corporation, and such other documents, papers, statutes and authorities all as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies thereof.

      Based upon the foregoing, we are of the opinion that the Shares, when duly issued pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to be named in the Registration Statement as the attorneys who have passed upon the legality of the securities being offered thereby, and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    LIPPES, SILVERSTEIN, MATHIAS & WEXLER